ALPSTM
DISTRIBUTORS, INC.


October 6, 2011
First Security Benefit Life Insurance and Annuity Company of NY
Attn: David Soph
One Security Benefit Place
Topeka, KS 66636

ALPS Distributors, Inc.
1290 Broadway
Suite 1100
Denver, CO 80203
303 623 2577 TEL
303.623.7850 FAX
www.alpsinc.com


RE:   Consent Regarding the Continuation of Fund Participation Agreement and
Related Agreements (the
         "Agreements") with ALPS Advisors, Inc. and ALPS Distributors, Inc. for Financial Investors Variable
         Insurance Trust

Dear Valued Partner:

On July 19, 2011, ALPS Holdings, Inc. ("ALPS"), the parent company of ALPS Advisors, Inc. ("AAI") and ALPS Distributors, Inc. ("ADI"), entered into a merger agreement pursuant to which ALPS agreed to be acquired by DST Systems, Inc. (the "Transaction"). This acquisition also includes an indirect controlling interest in AAI and ADI. The Transaction is anticipated to close in the fourth quarter of 2011.

The Agreements that AAI and/or ADI currently have with your company regarding Financial Investors Variable Insurance Trust generally contain provisions that may require your consent prior to an assignment. The consummation of the Transaction may be deemed an assignment by AAI and ADI.

AAI and ADI are hereby requesting that your company sign this consent to acknowledge your approval of the continuation of the Agreements under the same terms and conditions, including the same provisions for services and fees, upon the consummation of the Transaction.

Please return your company's executed consent by e-mail to Jada.Firchau@alpsinc.com, or via facsimile to 720.931.3345. If you should need any further assistance regarding this matter, please do not hesitate to contact Amy Temkin, Assistant Vice President, Institutional Client Relations.

Sincerely,
/s/ Thomas A. Carter
    Thomas A. Carter
President
ALPS Advisors, Inc.
ALPS Distributors, Inc.






Acknowledged and Agreed:

By: /s/ Douglas G. Wolff

Name: Douglas G. Wolff

Title: Vice President, Retail Retirement


Services Tailored Around You







FUND PARTICIPATION AGREEMENT

THIS AGREEMENT, made and entered into this 10th day of June, 2011 (the Agreement) by and among First Security Benefit Life Insurance and Annuity Company of New York organized under the laws of the State of New York (the Company), on behalf of itself and each separate account of the Company named in Schedule A to this Agreement, as may be updated from time to time for the convenience of the parties (each account referred to as the Account and collectively as the Accounts); Financial Investors Variable Insurance Trust, an open-end management investment company organized under the laws of the State of Delaware (the Fund); ALPS Advisors, Inc., a corporation organized under the laws of the State of Colorado and investment adviser to the Fund (the
Adviser); and ALPS Distributors, Inc., a corporation organized under the laws of the State of Colorado and principal underwriter/distributor of the Fund (the Distributor).

WHEREAS, the Fund engages in business as an open-end management investment company and was established for the purpose of serving as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts (the Contracts) to be offered by insurance companies that have entered into participation agreements substantially similar to this Agreement (the Participating Insurance Companies); and

WHEREAS, beneficial interests in the Fund are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets (the Portfolios); and

WHEREAS, the Company, as depositor, has established the Accounts to serve as investment vehicles for certain Contracts and funding agreements offered by the Company set forth on Schedule A; and

WHEREAS, the Accounts are duly organized, validly existing segregated asset accounts, established by resolutions of the Board of Directors of the Company under the insurance laws of the State of New York, to set aside and invest assets attributable to the Contracts; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares of the Portfolios named in Schedule B, as such schedule may be amended from time to time for the convenience of the parties (the Designated Portfolios) on behalf of the Accounts to fund the Contracts;



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NOW, THEREFORE, in consideration of their mutual promises, the Company, the
Fund, the Adviser and the Distributor agree as follows:

ARTICLE I  SALE OF FUND SHARES

      1.1The Fund agrees to sell to the Company those shares of the Designated Portfolios that each Account orders, executing such orders on a daily basis at the net asset value (NAV) (and with no sales charges) next computed after receipt and acceptance by the Fund or its designee of the order for the shares of the Fund. In accordance with Rule 22c-1 of the Investment Company Act of 1940 (1940 Act) and for purposes of this
      Section 1.1, the Company will be the designee of the Fund for receipt of such orders from each Account and receipt by such designee will constitute receipt by the Fund; provided that the Fund receives notice of such order by 11:00 a.m. Eastern Time on the next following business day. Business Day will mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission (the Commission or the SEC). The Fund may net the notice of redemptions it receives from the Company under Section 1.3 of this Agreement against the notice of purchases it receives from the Company under this Section 1.1.


      1.2The Company will pay for Fund shares on the next Business Day after an order to purchase Fund shares is made in accordance with Section 1.1. Payment will be made in federal funds transmitted by wire. Upon receipt by the Fund of the payment, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.


      1.3The Fund agrees to redeem for cash, upon the Company's request, any full or fractional shares of the Fund held by the Company, executing such requests on a daily basis at the NAV next computed after receipt and acceptance by the Fund or its agent of the request for redemption. For purposes of this Section 1.3, the Company will be the designee of the Fund for receipt of requests for redemption from each Account and receipt by such designee will constitute receipt by the Fund; provided the Fund receives notice of such requests for redemption by 11:00 a.m. Eastern Time on the next following Business Day. Payment will be made in federal funds transmitted by wire to the Company's account as designated by the Company in writing from time to time, on the same Business Day the Fund receives notice of the redemption order from the Company. After consulting with the Company, the Fund reserves the right to delay payment of redemption proceeds, but in no event may such payment be delayed longer than the period permitted under Section 22(e) of the 1940 Act. The Fund will not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds; the Company alone will be responsible for such action. If notification of redemption is received after 11:00




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      Eastern Time, payment for redeemed shares will be made on the next
      Business Day. The Fund may net the notice of purchases it receives from the Company under Section 1.1 of this Agreement against the notice of redemptions it receives from the Company under this Section 1.3.


      1.4The Fund agrees to make shares of the Designated Portfolios available continuously for purchase at the applicable NAV per share by the Company and its separate accounts on those days on which the Fund calculates its Designated Portfolio NAV pursuant to rules of the Commission; provided, however, that the Board of Trustees of the Fund (the Fund Board) may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Fund Board, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.


      1.5The Fund agrees that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts, qualified pension and retirement plans or such other persons as are permitted under
      Section 817(h)(4) of the Internal Revenue Code of 1986, as amended, (the
      Code), and regulations promulgated thereunder, the sale to which will not impair the tax treatment currently afforded the Contracts. No shares of any Portfolio will be sold directly to the general public.


      1.6The Company agrees to purchase and redeem the shares of the Designated Portfolios offered by the then current prospectus of the Fund in accordance with the provisions of such prospectus.


      1.7Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to the Company or to any Account. Purchase and redemption orders for Fund shares will be recorded in an appropriate title for each Account or the appropriate sub-account of each Account.


      1.8The Fund will furnish same day notice (by facsimile) to the Company of the declaration of any income, dividends or capital gain distributions payable on each Designated Portfolio's shares. The Company hereby elects to receive all such dividends and distributions as are payable on the Portfolio shares in the form of additional shares of that Portfolio at the ex-dividend date NAVs. The Company reserves the right to revoke this election and to receive all such dividends and distributions in cash. The Fund will notify the Company of the number of shares so issued as payment of such dividends and distributions.


      1.9The Fund will make the NAV per share for each Designated Portfolio available to the Company via electronic means on a daily basis as soon as reasonably practical after the NAV per share is calculated and will use its best efforts to make such NAV per share available by 7:00 p.m. Eastern Time each Business Day. If the Fund provides the Company materially incorrect NAV per share information (as determined under SEC guidelines), the Company shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct NAV per share. Any material error in the



3




       calculation or reporting of NAV per share, dividend or capital gain information shall be reported to the Company upon discovery by the Fund. In the event that any such material error is the result of the gross negligence of the Fund, or its designated agent for calculating the net asset value, any administrative or other costs or losses incurred for correcting underlying Contract owner accounts shall be at the Advisers expense.


      1.10The parties may mutually agree, in lieu of the procedures set forth above in this Article I, to place and settle trades for Fund shares through a clearing corporation. In the event that such a clearing corporation is used, the parties agree to abide by the rules of the clearing corporation.


ARTICLE II  REPRESENTATIONS AND WARRANTIES

      2.1The Company represents and warrants that the Contracts are or will be registered under the Securities Act of 1933 (the 1933 Act), or are exempt from registration thereunder, and that the Contracts will be issued and sold in compliance with all applicable federal and state laws. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account as a separate account under New York insurance laws and that each Account is or will be registered as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, or is exempt from registration thereunder, and that it will maintain such registration for so long as any Contracts are outstanding, as applicable. The Company will amend the registration statement under the 1933 Act for the Contracts and the registration statement under the 1940 Act for the Account from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Company will register and qualify the Contracts for sale in accordance with the securities laws of the various states only if and to the extent deemed necessary by the Company.


      2.2The Company represents that the Contracts are currently and at the time of issuance will be treated as annuity contracts and/or life insurance policies (as applicable) under applicable provisions of the Code, and further represents that it will make every effort to maintain such treatment and that it will notify the Fund and the Adviser immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.


      2.3The Company represents and warrants that it will not purchase shares of the Designated Portfolio(s) with assets derived from tax-qualified retirement plans except, indirectly, through Contracts purchased in connection with such plans.




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      2.4The Company represents that it shall act as a limited agent of the Fund for the limited purpose of processing orders relating to Contract transactions and such orders will be processed in accordance with Section 22(c) and Rule 22c-1 under the 1940 Act on each Business Day and receipt by the Company shall constitute receipt by the Fund; provided that Fund receives notice of such orders by 11:00 a.m. Eastern Time on the next Business Day or such later time as computed in accordance with Section 1. The Company further represents and warrants that it will not submit any order for shares or engage in any practice, nor will it allow any person acting on its behalf to submit any orders for shares or engage in any practice, that would violate or cause a violation of applicable law or regulation including, without limitation, Section 22 of the 1940 Act and the rules thereunder.


      2.5The Fund represents and warrants that shares of the Designated Portfolio(s) sold pursuant to this Agreement will be registered under the 1933 Act and duly authorized for issuance in accordance with applicable federal law and that the Fund is and will remain registered as an open-end management investment company under the 1940 Act for as long as such shares of the Designated Portfolio(s) are sold. The Fund will amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund will register and qualify the shares of the Designated Portfolio(s) for sale in accordance with the laws of the various states only if and to the extent deemed necessary by the Fund.


      2.6The Fund represents that it will use its best efforts to comply with any applicable state insurance laws or regulations as they may apply to the investment objectives, policies and restrictions of the Portfolios, as they may apply to the Fund, to the extent specifically requested in writing by the Company. If the Fund cannot comply with such state insurance laws or regulations, it will so notify the Company in writing. The Fund makes no other representation as to whether any aspect of its operations (including, but not limited to, fees and expenses, and investment policies) complies with the insurance laws or regulations of any state. The Company represents that it will use its best efforts to notify the Fund of any restrictions imposed by state insurance laws that may become applicable to the Fund as a result of the Accounts' investments therein. The Fund and the Adviser agree that they will furnish the information required by state insurance laws to assist the Company in obtaining the authority needed to issue the Contracts in various states.


      2.7The Fund represents that its Board of Trustees (Board), a majority of whom are not interested persons of the Fund, have approved of the Funds Class II Rule 12b-1 Plan to finance distribution expenses and that any changes to the Funds Class II Rule 12b-1 Plans will be approved by a similarly constituted Board.




5




      2.8The Fund represents that it is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with applicable provisions of the 1940 Act.


      2.9The Fund and the Adviser represent and warrant that all of their trustees, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Fund are and continue to be at all times covered by, in the case of the Fund, a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time, or, in the case of the Adviser, professional liability and/or errors and omissions insurance in a commercially reasonable amount. The aforesaid bonds include coverage for larceny and embezzlement and are issued by a reputable bonding company.


      2.10The Adviser represents and warrants that it is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and will remain duly registered under all applicable federal and state securities laws and that it will perform its obligations for the Fund in accordance in all material respects with the laws of the State of Delaware and any applicable state and federal securities laws.


      2.11The Distributor represents and warrants that it is registered as a broker-dealer under the Securities and Exchange Act of 1934, as amended (the 1934 Act) and will remain duly registered under all applicable federal and state securities laws, and is a member in good standing of the Financial Industry Regulatory Authority. (FINRA) and serves as principal underwriter/distributor of the Funds and that it will perform its obligations for the Fund in accordance in all material respects with the laws of the State of Colorado and any applicable state and federal securities laws.


        ARTICLE III  FUND COMPLIANCE


      3.1The Fund and the Adviser acknowledge that any failure (whether intentional or in good faith or otherwise) to comply with the requirements of Subchapter M of the Code or the diversification requirements of Section 817(h) of the Code may result in the Contracts not being treated as variable contracts for federal income tax purposes, which would have adverse tax consequences for Contract owners and could also adversely affect the Company's corporate tax liability. The Fund and the Adviser further acknowledge that any such failure may result in costs and expenses being incurred by the Company in obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Fund, as well as fees and expenses of legal counsel and




6





      other advisors to the Company and any federal income taxes, interest or tax penalties incurred by the Company in connection with any such failure.


      3.2The Fund represents and warrants that it is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that it will maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.


      3.3The Fund represents that it will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder; including, but not limited to, that the Fund will at all times comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, as amended from time to time, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, and with
      Section 817(d) of the Code, relating to the definition of a variable contract, and any amendments or other modifications to such Section or Regulation. The Fund will notify the Company immediately upon having a reasonable basis for believing that the Fund or a Portfolio thereunder has ceased to comply with the diversification requirements or that the Fund or Portfolio might not comply with the diversification requirements in the future. In the event of a breach of this representation by the Fund, it will take all reasonable steps to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Treasury Regulation 1.817-5.


      3.4 The Adviser agrees to provide the Company with a certificate or statement indicating compliance by each Portfolio of the Fund with Section 817(h) of the Code, such certificate or statement to be sent to the Company no later than thirty (30) days following the end of each calendar quarter.


ARTICLE IV  PROSPECTUS AND PROXY STATEMENTS/VOTING

      4.1The Fund will provide the Company with a current Fund prospectus and any supplements thereto for the Designated Portfolio(s) set in type. The Fund will provide said prospectus for Contract owners at the time of Contract fulfillment and confirmation and for existing Contract owners. The Company will provide the prospectus and other shareholder reports for prospective Contract owners and will distribute the prospectus and other shareholder reports to said prospective Contract owners.


      4.2The Fund's prospectus will state that the Statement of Additional Information (the SAI) for the Fund is available from the Company. The Fund will provide as many copies of said SAI as necessary for distribution, to any existing Contract owner who requests such SAI or whenever state or federal law requires that such SAI be provided. The Fund will provide the copies of said SAI to the Company or to



7




      its mailing agent. If requested by the Company, in lieu thereof, the Fund will provide the current SAI set in type. The Company will distribute the SAI as requested or required to the Contract owners.


      4.3The Fund will provide the Company or its mailing agent with copies of its proxy material, if any, reports to shareholders/Contract owners and other permissible communications to shareholders/Contract owners in such quantity as the Company will reasonably require. The Company will distribute this proxy material, reports and other communications to existing Contract owners.


      4.4  If and to the extent required by law, the Company will:


        (a)solicit voting instructions from Contract owners;


        (b)vote the shares of the Designated Portfolios held in the Account in accordance with instructions received from Contract owners; and


        (c)vote shares of the Designated Portfolios held in the Account for which no timely instructions have been received, in the same proportion as shares of such Designated Portfolio for which instructions have been received from the Company's Contract owners, so long as and to the extent that the Commission continues to interpret the 1940 Act to require pass-through voting privileges for Contract owners.


The Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law. The Company will be responsible for assuring that the Accounts participating in the Fund calculate voting privileges in a manner consistent with all legal requirements, including the Proxy Voting Procedures set forth in Schedule C and the Mixed and Shared Funding Exemptive Order as described in Section 7.1.

      4.5 The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular, the Fund either will provide for annual meetings (except insofar as the Commission may interpret
      Section 16 of the 1940 Act not to require such meetings) or, as the Fund currently intends, to comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of the 1940
      Act) as well as with Section 16(a) and, if and when applicable, Section 16(b). Further, the Fund will act in accordance with the Commission's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the Commission may promulgate with respect thereto.


      4.6 All expenses incident to performance by the Fund or the Company under this Agreement shall be paid in accordance with Schedule E hereof.



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ARTICLE V  SALES MATERIAL AND OTHER PROMOTIONAL MATERIAL

      5.1For purposes of this Article V, the phrase sales literature and other promotional material includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (i.e., on-line networks such as the Internet or other electronic messages)), any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, seminar texts or educational or training materials (other than those used solely for internal personnel), registration statements, prospectuses, SAIs, shareholder reports, and proxy materials and any amendments or supplements to, or reprints or excerpts of, any of the above and any other material constituting sales literature or advertising under FINRA rules, the 1933 Act or the 1940 Act.


      5.2The Company will furnish, or will cause to be furnished, to the Fund or the Adviser, each piece of sales literature and other promotional material in which the Fund or the Adviser is named, at least ten (10) Business Days prior to its use. No such material will be used if the Distributor, on behalf of the Fund, reasonably objects to such use within five (5) Business Days after receipt of such material.


      5.3The Company will not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in sales literature and other promotional material provided by the Distributor, except with permission of the Fund or the Adviser. The Fund and the Adviser agree to respond to any request for approval on a prompt and timely basis.


      5.4The Distributor or the Adviser will furnish, or will cause to be furnished, to the Company or its designee, each piece of sales literature and other promotional material in which the Company or its separate account is named, at least ten (10) Business Days prior to its use. No such material will be used if the Company, or its designee, reasonably objects to such use within five (5) Business Days after receipt of such material.


      5.5The Fund, Distributor and the Adviser will not give any information or make any representations or statements on behalf of the Company or concerning the Company, each Account, or the Contracts other than the information or representations contained in sales literature and other promotional material provided by the Company, except with permission of the Company. The Company agrees to respond to any request for approval on a prompt and timely basis.


      5.6Upon request, the Distributor will provide to the Company at least one complete copy of all sales literature and other promotional material, applications for exemptions, requests for no-action letters,



9




      and all amendments to any of the above, that relate to the Fund or its shares, within a reasonable time after the filing of each such document with the Commission or FINRA.


      5.7Upon request, the Company will provide to the Distributor at least one complete copy of all solicitations for voting instructions, sales literature and other promotional material, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the Contracts or each Account, promptly after the filing of each such document with the Commission or FINRA (except that with respect to post-effective amendments to such prospectuses and SAIs and sales literature and promotional material, only those prospectuses and SAIs and sales literature and other promotional material that relate to or refer to the Fund will be provided). In addition, upon request, the Company will provide to the Fund at least one complete copy of (i) a registration statement that relates to the Contracts or each Account, containing representative and relevant disclosure concerning the Fund; and (ii) any post-effective amendments to any registration statements relating to the Contracts or such Account that refer to or relate to the Fund.


      5.8The Fund, the Adviser and the Distributor hereby consent to the Company's use of the names of the Fund, Adviser and/or the Distributor as well as the names of the Portfolios set forth in Schedule B of this Agreement, in connection with marketing the Contracts, subject to the terms of Sections 5.1 of this Agreement. The Company acknowledges and agrees that the Adviser and Distributor and/or their affiliates own all right, title and interest in and to the name and covenants and agrees not, at any time, to challenge the rights of Adviser and Distributor and/or their affiliates to such name or design, or the validity or distinctiveness thereof. The Fund, the Adviser and the Distributor hereby consent to the use of any trademark, trade name, service mark or logo used by the Fund, the Adviser and the Distributor, subject to the Funds, the Advisers and/or the Distributors approval of such use and in accordance with reasonable requirements of the 1940 Act, the Adviser or the Distributor. Such consent will terminate with the termination of this Agreement. The Adviser, Distributor or the Fund may withdraw this consent as to any particular use of any such name or identifying marks at any time
      (i) upon the Advisers, Distributors or Funds reasonable determination that such use would have a material adverse effect on the reputation or marketing efforts of the Adviser, the Distributor or the Fund or (ii) if no investment company, or series or class of shares of any investment company advised by Adviser or distributed by Distributor continues to be offered through Contracts issued by the Company; provided however, that Adviser or Distributor may, in eithers individual discretion, continue to use materials prepared or printed prior to the withdrawal of such authorization. The Company agrees and acknowledges that all use of any designation comprised in whole or in part of the name, trademark,



10




       trade name, service mark and logo under this Agreement shall inure to the benefit of the Fund, Adviser and/or the Distributor.


      5.9 The Fund, the Adviser, the Distributor and the Company agree to adopt and implement procedures reasonably designed to ensure that information concerning the Company, the Fund, the Adviser or the Distributor, respectively, and their respective affiliated companies, that is intended for use only by investment professionals selling the Contracts is properly marked as not for use with the general public and that such information is only so used.


ARTICLES VI  FEES, COSTS AND EXPENSES

      6.1The Fund will pay no fee or other compensation to the Company under this Agreement except that: (1) for Class I and Class II shares of the Fund, the Adviser may make payments to the Company or any distributor for the Contracts in an amount agreed to between the Adviser and the Company and as set forth under Schedule D; and (2) for Class II shares only, the Distributor may, on behalf of the Fund, make payments as set forth in Schedule D to the Company or its broker-dealer affiliate out of the Funds own assets pursuant to Rule 12b-1 under the 1940 Act in recognition of the distribution related activities provided by the Company or its broker-dealer affiliate on behalf of the Fund to Contract owners who allocate assets to the Class II Portfolios, and/or in recognition of the economies provided to the Fund as a result of accounting and recordkeeping services provided to Contract owners by the Company utilizing an omnibus relationship.


      6.2Except as otherwise provided in this Agreement and Schedule E hereof, each party shall bear expenses incidental to the performance of its obligations under this Agreement.


ARTICLE VII  MIXED & SHARED FUNDING RELIEF

      7.1The Fund represents and warrants that it has applied for and received an order (File No. IC-27999) from the Commission granting Participating Insurance Companies and variable annuity separate accounts and variable life insurance separate accounts relief from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the 1940 Act and Rules 6e-2(b)(15) and
      6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity separate accounts and variable life insurance separate accounts of both affiliated and unaffiliated Participating Insurance Companies and qualified pension and retirement plans outside of the separate account context (the Mixed and Shared Funding Exemptive Order). The parties to this Agreement agree that the conditions or undertakings specified in the Mixed and Shared Funding Exemptive Order, when granted, and that may be imposed on the Company, the Fund and/or the Adviser by virtue of the receipt of such order by the



11




       Commission, will be incorporated herein by reference, and such parties agree to comply with such conditions and undertakings to the extent applicable to each such party.


ARTICLE VIII  INDEMNIFICATION

8.1           Indemnification by the Company

        (a)The Company agrees to indemnify and hold harmless the Fund, the Adviser, the Distributor, and each person, if any, who controls or is associated with the Fund, the Adviser, or the Distributor within the meaning of such term under the federal securities laws and any director, trustee, officer, employee or agent of the foregoing (collectively, the Indemnified Parties for purposes of this Section 8.1) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or actions in respect thereof (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:


        (1)arise out of any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or SAI for the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of the omission or alleged omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund, the Adviser, or the Distributor for use in the registration statement, prospectus or SAI for the Contracts or in the Contracts or sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Fund shares; or


        (2)arise out of or as a result of statements or representations by or on behalf of the Company (other than statements or representations contained in the Fund registration statement, prospectus, SAI or sales literature or other promotional material of the Fund, or any amendment or supplement to the foregoing, not supplied by the Company or



12




         persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or


        (3)arise out of untrue statement or alleged untrue statement of a material fact contained in the Fund registration statement, prospectus, SAI or sales literature or other promotional material of the Fund (or any amendment or supplement to the foregoing) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make such statements not misleading in light of the circumstances in which they were made, if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company or persons under its control; or


        (4)arise as a result of any material failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or


        (5)arise out of any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of any other material breach by the Company of this Agreement; except to the extent provided in Sections 8.1(b) and 8.4 hereof. This indemnification will be in addition to any liability that the Company otherwise may have.


        (b)No party will be entitled to indemnification under Section 8.1(a) if such loss, claim, damage, liability, expense action or settlement is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party's duties under this Agreement, or by reason of such party's reckless disregard of its obligations or duties under this Agreement.


        (c)The Indemnified Parties promptly will notify the Company of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.


8.2           Indemnification by the Adviser & Distributor

        (a)The Adviser and Distributor agree to indemnify and hold harmless the Company and each person, if any, who controls or is associated with the Company within the meaning of such term under the federal securities laws and any director, officer, employee or agent of the foregoing (collectively, the Indemnified Parties for purposes of this Section 8.2) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser and Distributor) or actions in respect thereof (including reasonable legal and other expenses) to which the Indemnified Parties may become subject



13




         under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:


        (1)arise out of or as a result of statements or representations (other than statements or representations contained in the Contracts or in the Contract registration statements, prospectuses or SAIs or sales literature or other promotional material for the Contracts, or any amendment or supplement to the foregoing, not supplied by the Adviser, the Distributor, or persons under the control of the Adviser, the Distributor, respectively) or wrongful conduct of the Adviser, the Distributor, or persons under the control of the Adviser, the Distributor, respectively, with respect to the sale or distribution of the Contracts shares; or


        (2)arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature or other promotional material covering the Contracts (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated or necessary to make such statement or statements not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Adviser, the Distributor or persons under any of their control; or


        (3)arise as a result of any material failure by the Distributor or the Adviser to provide the services and furnish the materials under the terms of this Agreement; or


        (4)arise out of or result from any material breach of any representation and/or warranty made by the Adviser or the Distributor in this Agreement, or arise out of or result from any other material breach of this Agreement by the Adviser or the Distributor (including a failure, whether intentional or in good faith or otherwise, to comply with the requirements of Subchapter M of the Code specified in Article III, Section 3.2 of this Agreement and the diversification requirements specified in Article III,
      Section 3.3 of this Agreement, as described more fully in Section 8.5 below); except to the extent provided in Sections 8.2(b) and 8.4 hereof. This indemnification will be in addition to any liability that the Adviser or Distributor otherwise may have.


        (b)No party will be entitled to indemnification under Section 8.2(a) if such loss, claim, damage, liability, expense, action or settlement is due to the willful misfeasance, bad faith, or gross



14





         negligence in the performance of such party's duties under this Agreement, or by reason of such party's reckless disregard of its obligations or duties under this Agreement.


        (c)The Indemnified Parties will promptly notify the Adviser, and the Distributor of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Contracts or the operation of the
Account.


8.3           Indemnification by the Fund

        (a)The Fund agrees to indemnify and hold harmless the Company and each person, if any, who controls or is associated with the Company within the meaning of such term under the federal securities laws and any director, officer, employee or agent of the foregoing (collectively, the Indemnified Parties for purposes of this Section 8.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or action in respect thereof (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements, are related to the operations of the Fund and:


        (1)arise out of any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or SAI for the Fund or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or arise out of the omission or alleged omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Fund or in sales literature or other promotional material of the Fund (or any amendment or supplement thereto) or otherwise for use in connection with the sale of Fund shares; or


        (2)arise out of or as a result of statements or representations (other than statements or representations contained in the Funds registration statements, prospectuses or SAIs or sales literature or other promotional material of the Fund, or any amendment or supplement to the foregoing, not supplied by the Fund or persons under the control of



15





         the Fund) or wrongful conduct of the Fund or persons under the control of the Fund, with respect to the sale or distribution of Fund shares; or


        (3)arise as a result of any material failure by the Fund to provide the services and furnish the materials under the terms of this Agreement; or


        (4)arise out of any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of any other material breach of this Agreement by the Fund (including a failure, whether intentional or in good faith or otherwise, to comply with the requirements of Subchapter M of the Code specified in Article III, Section
      3.2 of this Agreement and the diversification requirements specified in
      Article III, Section 3.3 of this Agreement as described more fully in
      Section 8.5 below); or


        (5)arise out of the incorrect or untimely calculation or reporting of daily net asset value per share or dividend or capital gain distribution rate; except to the extent provided in Sections 8.3(b) and 8.4 hereof. This indemnification will be in addition to any liability that the Fund otherwise may have.


        (b)No party will be entitled to indemnification under Section 8.3(a) if such loss, claim, damage, liability, expense action or settlement is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party's duties under this Agreement, or by reason of such party's reckless disregard of its obligations and duties under this Agreement.


        (c)The Indemnified Parties will promptly notify the Fund of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Contracts or the operation of the Account.


8.4           Indemnification Procedure

Any person obligated to provide indemnification under this Article VIII (Indemnifying Party for the purpose of this Section 8.4) will not be liable under the indemnification provisions of this Article VIII with respect to any claim made against a party entitled to indemnification under this Article VIII (Indemnified Party for the purpose of this Section 8.4) unless such Indemnified Party will have notified the Indemnifying Party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim upon such Indemnified Party (or after such party will have received notice of such service on any designated agent), but failure to notify the Indemnifying Party of any such claim will not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of the indemnification provision of this Article VIII, except to the extent that the failure to notify results in the failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged solely as


16




a result of failure to give such notice. In case any such action is brought against the Indemnified Party, the Indemnifying Party will be entitled to participate, at its own expense, in the defense thereof. The Indemnifying Party also will be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the Indemnifying Party to the Indemnified Party of the Indemnifying Party's election to assume the defense thereof, the Indemnified Party will bear the fees and expenses of any additional counsel retained by it, and the Indemnifying Party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless: (a) the Indemnifying Party and the Indemnified Party will have mutually agreed to the retention of such counsel; or (b) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party will not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. A successor by law of the parties to this Agreement will be entitled to the benefits of the indemnification contained in this Article VIII. The indemnification provisions contained in this Article VIII will survive any termination of this Agreement.

8.5           Indemnification for Failure to Comply with Diversification
Requirements

The Fund, the Adviser and the Distributor acknowledge that any failure (whether intentional or in good faith or otherwise) to comply with the diversification requirements specified in Article III, Section 3.3 of this Agreement may result in the Contracts not being treated as variable contracts for federal income tax purposes, which would have adverse tax consequences for Contract owners and could also adversely affect the Company's corporate tax liability. Accordingly, without in any way limiting the effect of Sections 8.2(a) and 8.3(a) hereof and without in any way limiting or restricting any other remedies available to the Company, the Fund, the Adviser and the Distributor will pay on a joint and several basis all costs associated with or arising out of any failure, or any anticipated or reasonably foreseeable failure, of the Fund or any Portfolio to comply with Section 3.3 of this Agreement, including all costs associated with correcting or responding to any such failure; such costs may include, but are not limited to, the costs involved in creating, organizing, and registering a new investment company as a funding medium for the Contracts and/or the costs of obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed


17




Fund or Portfolio (including but not limited to an order pursuant to Section 26(b) of the 1940 Act); fees and expenses of legal counsel and other advisors to the Company and any federal income taxes or tax penalties (or toll charges or exactments or amounts paid in settlement) incurred by the Company in connection with any such failure or anticipated or reasonably foreseeable failure. Such indemnification and reimbursement obligation shall be in addition to any other indemnification and reimbursement obligations of the Fund, the Adviser and/or the Distributor under this Agreement.

ARTICLE IX  APPLICABLE LAW

      9.1This Agreement will be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Colorado.


      9.2This Agreement will be subject to the provisions of the 1933 Act, the 1934 Act and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Commission may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order) and the terms hereof will be interpreted and construed in accordance therewith.


ARTICLE X  TERMINATION

10.1           This Agreement will terminate:

        (a)at the option of any party, with or without cause, with respect to one, some or all of the Portfolios, upon six (6) month's advance written notice to the other parties or, if later, upon receipt of any required exemptive relief or orders from the SEC, unless otherwise agreed in a separate written agreement among the parties; or


        (b)at the option of the Company, upon written notice to the other parties, with respect to any Portfolio if shares of the Portfolio are not reasonably available to meet the requirements of the Contracts as determined in good faith by the Company; or


        (c)at the option of the Company, upon written notice to the other parties, with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by Company; or


        (d)at the option of the Fund, upon written notice to the other parties, upon institution of formal proceedings against the Company by FINRA, the Commission, or any state securities or insurance department or any other regulatory body regarding the Company's duties under this



18




         Agreement or related to the sale of the Contracts, the administration of the Contracts, the operation of the Account, or the purchase of the Fund shares, provided that the Fund determines in its sole judgment, exercised in good faith, that any such proceeding would have a material adverse effect on the Company's ability to perform its obligations under this Agreement; or


        (e)at the option of the Company, upon written notice to the other parties, upon institution of formal proceedings against the Fund, the Distributor, or the Adviser by FINRA, the Commission or any state securities or insurance department or any other regulatory body, provided that the Company determines in its sole judgment, exercised in good faith, that any such proceeding would have a material adverse effect on the Fund's, the Distributors, or the Adviser's ability to perform its obligations under this Agreement; or


        (f)at the option of the Company, upon written notice to the other parties, if the Fund ceases to qualify as a Regulated Investment Company under Subchapter M of the Code, or under any successor or similar provision, or if the Company reasonably and in good faith believes that the Fund may fail to so qualify; or


        (g)at the option of the Company, upon written notice to the other parties, with respect to any Portfolio if the Fund fails to meet the diversification requirements specified in Section 3.3 hereof or if the Company reasonably and in good faith believes the Fund may fail to meet such requirements; or


        (h)at the option of any party to this Agreement, upon written notice to the other parties, upon another party's material breach of any provision of this Agreement; or


        (i)at the option of the Company, if the Company determines in its sole judgment exercised in good faith that either the Fund or the Adviser has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity that is likely to have a material adverse impact upon the business and operations of the Company, such termination to be effective sixty (60) days' after receipt by the other parties of written notice of the election to terminate; or


        (j)at the option of the Fund or the Adviser, if the Fund or Adviser respectively, determines in its sole judgment exercised in good faith that the Company has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity that is likely to have a material adverse impact upon the business and operations of the Fund or the Adviser, such termination to be effective sixty (60) days' after receipt by the other parties of written notice of the election to terminate; or



19




        (k)at the option of the Company or the Fund upon receipt of any necessary regulatory approvals and/or the vote of the Contract owners having an interest in the Account (or any sub-account) to substitute the shares of another investment company for the corresponding Portfolio's shares of the Fund in accordance with the terms of the Contracts for which those Portfolio shares had been selected to serve as the underlying portfolio. The Company will give sixty (60) days' prior written notice to the Fund of the date of any proposed vote or other action taken to replace the Fund's shares or of the filing of any required regulatory approval(s); or


        (1)at the option of the Company or the Fund upon a determination by a majority of the Fund Board, or a majority of the disinterested Fund Board members, that an irreconcilable material conflict exists among the interests of: (1) all Contract owners of variable insurance products of all separate accounts; or (2) the interests of the Participating Insurance Companies investing in the Fund as set forth in Article VII of this Agreement; or


        (m)in the event any of the Contracts are not issued or sold in accordance with applicable federal and/or state law.


10.2           Notice Requirement

        (a)No termination of this Agreement, except a termination under Section 10.1(m) of this Agreement, will be effective unless and until the party terminating this Agreement gives prior written notice to all other parties of its intent to terminate, which notice will set forth the basis for the termination.


        (b)In the event that any termination of this Agreement is based upon the provisions of Article VII, such prior written notice will be given in advance of the effective date of termination as required by such provisions.


      10.3Effect of Termination


Notwithstanding any termination of this Agreement, the Fund, the Adviser and the Distributor will, at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as Existing Contracts). Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Designated Portfolios (as in effect on such date), redeem investments in the Designated Portfolios and/or invest in the Designated Portfolios upon the making of additional purchase payments under the Existing Contracts. The fees described in Schedule D hereto shall continue for any such Existing Contracts as long as the Accounts continue to be invested in the Designated Portfolios of the Fund. The parties


20




agree that this Section 10.3 will not apply to any terminations under Article VII and the effect of such Article VII terminations will be governed by Article VII of this Agreement.

      10.4Surviving Provisions


Notwithstanding any termination of this Agreement, each party's obligations under Article VIII to indemnify other parties will survive and not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts, all provisions of this Agreement also will survive and not be affected by any termination of this Agreement.

ARTICLE XI  NOTICES

Any notice will be deemed duly given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other parties.

If to the Company:
First Security Benefit Life Insurance and Annuity Company of New York One Security Benefit Place
Topeka, Kansas  66636-0001
Attn:  General Counsel

If to the Fund:
Financial Investors Variable Insurance Trust
1290 Broadway, Suite 1100
Denver, Colorado  80203
Attn:  President

If to the Adviser:
ALPS Advisors, Inc.
1290 Broadway, Suite 1100
Denver, Colorado  80203
Attn:  General Counsel

If to the Distributor:
ALPS Distributors, Inc.
1290 Broadway, Suite 1100
Denver, Colorado  80203
Attn:  General Counsel

ARTICLE XII  MISCELLANEOUS

      12.1All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund.



21




      12.2Each party herein represents that it is either a financial institution subject to the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA Patriot Act) and the Bank Secrecy Act (collectively, the AML Acts) or it shall perform under this Agreement and sell the Contracts as if it were subject to the AML Acts, which require among other things, that financial institutions adopt compliance programs to guard against money laundering, and it is covered by a program that complies with the AML Acts and applicable anti-money laundering (AML) rules of self regulatory organizations, such as NASD Rule 3011, in all relevant respects. The Company agrees to cooperate with the Distributor to satisfy the Distributors due diligence policies, which may include annual AML compliance certifications, periodic AML due diligence reviews and/or other requests deemed necessary to ensure the Companys compliance with the AML regulations.


      12.3In addition, the parties hereto agree that any Nonpublic Personal Information, as the term is defined in SEC Regulation S-P (Reg S-P), that may be disclosed by a party hereunder is disclosed for the specific purpose of permitting the other party to perform the services set forth in this Agreement. Each party agrees that, with respect to such information, it will comply with Reg S-P and any other applicable regulations and that it will not disclose any Nonpublic Personal Information received in connection with this Agreement or any other party, except to the extent required to carry out the services set forth in this Agreement or as otherwise permitted by law.


      12.4The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.


      12.5This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.


      12.6If any provision of this Agreement will be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement will not be affected thereby.


      12.7This Agreement will not be assigned by any party hereto without the prior written consent of all the parties.


      12.8The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal law.


      12.9The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.


      12.10Each party to this Agreement will cooperate with each other party and all appropriate governmental authorities (including without limitation the Commission, FINRA and state insurance regulators) and



22




       will permit each other and such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.


      12.11Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or board action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.


      12.12Except as provided in this paragraph 12.12, this Agreement may be amended only by a writing signed by all parties. The parties to this Agreement may update Schedule A to this Agreement in writing from time to time for the convenience of the parties to reflect changes in or relating to the Accounts.


IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative as of the date specified above.

      FIRST SECURITY BENEFIT LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK By:/s/ DOUGLAS G. WOLFF
      Name:Douglas G. Wolff
      Title:Vice President, Retail Retirement

      FINANCIAL INVESTORS VARIABLE INSURANCE TRUST
      By:/s/ DAVID T. BUHLER
      Name:David T. Buhler
      Title:Secretary

      ALPS ADVISORS, INC.
      By:/s/ THOMAS A. CARTER
      Name:Thomas A. Carter
      Title:President

      ALPS DISTRIBUTORS, INC.
      By:/s/ THOMAS A. CARTER
      Name:Thomas A. Carter
      Title:President



23




PARTICIPATION AGREEMENT

SCHEDULE A

The following Separate Accounts and Associated Contracts of First Security Benefit Life Insurance and Annuity Company of New York are permitted in accordance with the provisions of this Agreement to invest in Portfolios of the Fund shown in Schedule B:

      Contracts Funded by Separate Account  Name of Separate Account
      AdvisorDesigns
      SecureDesigns
      AdvanceDesigns
      EliteDesigns  Variable Annuity Account A
      Variable Annuity Account B



Additionally, Accounts and Contracts will include any new Accounts and Contracts created subsequent to the date hereof.



24





PARTICIPATION AGREEMENT

SCHEDULE B

The Separate Account(s) shown on Schedule A may invest in the following Portfolios of the Fund.


FINANCIAL INVESTORS VARIABLE INSURANCE TRUST


Ibbotson Aggressive Growth ETF Asset Allocation Portfolio  [Class I/Class II]


Ibbotson Growth ETF Asset Allocation Portfolio  [Class I/Class II]


Ibbotson Balanced ETF Asset Allocation Portfolio  [Class I/Class II]


Ibbotson Income and Growth ETF Asset Allocation Portfolio  [Class I/Class II]


Ibbotson Conservative ETF Asset Allocation Portfolio  [Class I/Class II]



25




PARTICIPATION AGREEMENT

SCHEDULE C

PROXY VOTING PROCEDURES

The following is a list of procedures and corresponding responsibilities for the handling of proxies and voting instructions relating to the Fund. The defined terms herein shall have the meanings assigned in the Participation Agreement except that the term Company shall also include the department or third party, if any, assigned by the Company to perform the steps delineated below.

      1.The proxy proposals are given to the Company by the Fund as early as possible before the date set by the Fund for the shareholder meeting to enable the Company to consider and prepare for the solicitation of voting instructions from owners of the Contracts and to facilitate the establishment of tabulation procedures. At this time the Fund will inform the Company of the Record, Mailing and Meeting dates. This will be done verbally approximately two months before the shareholder meeting.


      2.Promptly after the Record Date, the Company will perform a tape run, or other activity, which will generate the names, addresses and number of units attributable to each contract owner/policyholder (the Customer) as of the Record Date. Allowance should be made for account adjustments made after this date that could affect the status of the Customers' accounts as of the Record Date.


Note: The number of proxy statements is determined by the activities described in this Step #2. The Company will use its best efforts to call in the number of Customers to the Fund, as soon as possible, but no later than two weeks after the Record Date.

      3.The Fund's Annual Report must be sent to each Customer by the Company either before or together with the Customers' receipt of voting instruction solicitation material. The Fund will provide the last Annual Report to the Company pursuant to the terms of Section 6.2 of the Agreement to which this Schedule relates.


      4.The text and format for the Voting Instruction Cards (Cards or Card) is provided to the Company by the Fund. The Company, at its expense, shall produce and personalize the Voting Instruction Cards. The Fund or its affiliate must approve the Card before it is printed. Allow approximately 2-4 business days for printing information on the Cards. Information commonly found on the Cards includes:


        - name (legal name as found on account registration)

        - address

        - Fund or account number

        - coding to state number of units

        - individual Card number for use in tracking and verification of votes (already on Cards as printed by the Fund).


(This and related steps may occur later in the chronological process due to possible uncertainties relating to the proposals.)

      5.During this time, the Fund will develop, produce and pay for the Notice of Proxy and the Proxy Statement (one document). Printed and folded notices and statements will be sent to Company for insertion into



26




       envelopes (envelopes and return envelopes are provided and paid for by the Company). Contents of envelope sent to Customers by the Company will include:


        - Voting Instruction Card(s)

        - one proxy notice and statement (one document)

        - return envelope (postage pre-paid by Company) addressed to the Company or its tabulation agent

        - urge buckslip - optional, but recommended. (This is a small, single sheet of paper that requests Customers to vote as quickly as possible and that their vote is important. One copy will be supplied by the Fund.)

        - cover letter - optional, supplied by Company and reviewed and approved in advance by the Fund


      6.The above contents should be received by the Company approximately 3-5 business days before mail date. Individual in charge at Company reviews and approves the contents of the mailing package to ensure correctness and completeness. Copy of this approval sent to the Fund.


      7.Package mailed by the Company.


        *The Fund must allow at least a 15-day solicitation time to the Company as the shareowner. (A 5-week period is recommended.) Solicitation time is calculated as calendar days from (but NOT including,) the meeting, counting backwards.


      8.Collection and tabulation of Cards begins. Tabulation usually takes place in another department or another vendor depending on process used. An often used procedure is to sort Cards on arrival by proposal into vote categories of all yes, no, or mixed replies, and to begin data entry.


Note: Postmarks are not generally needed. A need for postmark information would be due to an insurance company's internal procedure and has not been required by the Fund in the past.

      9.Signatures on Card checked against legal name on account registration printed on the Card.


Note: For Example, if the account registration is under John A. Smith, Trustee, then that is the exact legal name to be printed on the Card and is the signature needed on the Card.

      10.If Cards are mutilated, or for any reason are illegible or are not signed properly, they are sent back to Customer with an explanatory letter and a new Card and return envelope. The mutilated or illegible Card is disregarded and considered to be NOT RECEIVED for purposes of vote tabulation. Any Cards that have been kicked out (e.g. mutilated, illegible) of the procedure are hand verified, i.e., examined as to why they did not complete the system. Any questions on those Cards are usually remedied individually.


      11.There are various control procedures used to ensure proper tabulation of votes and accuracy of that tabulation. The most prevalent is to sort the Cards as they first arrive into categories depending upon their vote; an estimate of how the vote is progressing may then be calculated. If the initial estimates and the actual vote do not coincide, then an internal audit of that vote should occur. This may entail a recount.


      12.The actual tabulation of votes is done in units that are then converted to shares. (It is very important that the Fund receives the tabulations stated in terms of a percentage and the number of SHARES.) The Fund must review and approve tabulation format.


      13.Final tabulation in shares is verbally given by the Company to the Fund on the morning of the meeting not later than 10:00 a.m. Eastern time. The Fund may request an earlier deadline if reasonable and if required to calculate the vote in time for the meeting.



27




      14.A Certification of Mailing and Authorization to Vote Shares will be required from the Company as well as an original copy of the final vote. The Fund will provide a standard form for each Certification.


      15.The Company will be required to box and archive the Cards received from the Customers. In the event that any vote is challenged or if otherwise necessary for legal, regulatory, or accounting purposes, the Fund will be permitted reasonable access to such Cards.


      16.All approvals and signing-off may be done orally, but must always be followed up in writing.



28




PARTICIPATION AGREEMENT

SCHEDULE D

In consideration of the services performed pursuant to this Agreement and as set forth below the following fee/payment schedule shall apply.

      Name of PortfolioShare Class12b-1 Trails
      Ibbotson Aggressive Growth ETF Asset Allocation PortfolioClass INone Class II0.25%
      Ibbotson Growth ETF Asset Allocation PortfolioClass INone
      Class II0.25%
      Ibbotson Balanced ETF Asset Allocation PortfolioClass INone
      Class II0.25%
      Ibbotson Income and Growth ETF Asset Allocation PortfolioClass INone Class II0.25%
      Ibbotson Conservative ETF Asset Allocation PortfolioClass INone Class II0.25%



In accordance with each Funds then current prospectus, all fees, if any, shall be paid based on the average daily net asset value of outstanding shares held by shareholders receiving services described in the Agreement. Such payments shall be computed daily and paid monthly in arrears. The determination of average daily net assets shall be made at the close of each Business Day.

      Total Assets
      Attributable to
      Shares of the
      Designated Portfolios
      Held by the
      Accounts* FromTotal Assets
      Attributable to
      Shares of the
      Designated Portfolios
      Held by the
      Accounts* ToRevenue Sharing
      Will be Paid at an
      Annual Rate of
      $0.00$249,999,999.990.125%
      $250,000,000.00$999,999,999.990.150%
      $1,000,000,000.00$2,249,999,999.990.175%
      $2,500,000,000.00above0.200%



        *For purposes of this Schedule D, Accounts shall be defined as each separate account of the Company named on Schedule A to this Agreement and each separate account of the Companys affiliate, Security Benefit Life Insurance Company (SBL), as identified on Schedule A under the separate participation agreement entered into by SBL, Fund, Distributor and Adviser. Such payments shall be computed daily and paid monthly in arrears. The determination of total assets attributable to shares of the Designated Portfolios held by the Accounts shall be made at the close of each Business Day.



29




PARTICIPATION AGREEMENT

SCHEDULE E

EXPENSES

The Parties will coordinate the functions and pay the costs of the completing these functions based upon an allocation of costs in the tables below. The term Current is defined as an existing Contract owner with value allocated to one or more Portfolios. The term Prospective is defined as a potential new
Contract owner.

      ItemFunctionParty Responsible for Expense
      Fund ProspectusPrinting and Distribution (including postage)Current Fund (Company may choose to do the printing at Funds expense)
      Prospective - Company
      Fund Prospectus and SAI SupplementsPrinting and Distribution (including postage)Fund (Company may choose to do the printing at Funds expense)
      Fund SAIPrinting and Distribution (including postage)Fund (upon a shareholder request received by Company)
      Proxy Material for FundPrinting, Distribution to Current (including postage), tabulation and solicitationFund
      Fund Annual & Semi-Annual ReportPrinting and Distribution (including postage)Fund (Company may choose to do the printing at Funds expense) Contract ProspectusPrinting and Distribution (including postage)Company Contract Prospectus and SAI SupplementsPrinting and Distribution (including postage)Company
      Contract SAIPrinting and Distribution (including postage)Company
      Other communication to Prospective and CurrentPrinting and Distribution (including postage)If Required by Fund or Law Pertaining to the Operations of the Fund Fund
      If Required by Company  Company
      Operations of the FundAll operations and related expenses, including the cost of registration and qualification of shares, taxes on the issuance or transfer of shares, cost of management of the business affairs of a Fund, and expenses paid or assumed by a Fund pursuant to any Rule 12b-1 planFund Operations of the AccountsAll operations and related expenses, including Federal registration of units of separate account (24f-2 fees)Company

                   AMENDMENT TO FUND PARTICIPATION AGREEMENT

     This Amendment to Fund Participation Agreement (the "Amendment") is dated April 30, 2013, and is entered into by and among First Security Benefit Life Insurance and Annuity Company of New York, a New York insurance company (the "Company"), Financial Investors Variable Insurance Trust, a Delaware Statutory Trust (the "Trust" or the "Fund," and each series of the Trust listed on Exhibit B, as applicable, a "Portfolio" and collectively, the "Portfolios"), ALPS Advisors, Inc. a Colorado corporation, ("AAI"), ALPS Distributors, Inc., a Colorado corporation ("ADI") and ALPS Portfolio Solutions Distributor, Inc., a Colorado corporation.

     WHEREAS, the Company, the Trust, AAI, and ADI entered into Fund Participation Agreement dated June 10, 2011 (the "Agreement"); and

     WHEREAS, the Company, the Trust, AAI, and ADI wish to amend the Agreement in order to (i) change the name of the Trust, (ii) change the distributor used by the Portfolios, (iii) add certain additional Portfolios made available by the Trust under the Agreement and (iv) incorporate certain other changes, as more fully set forth below.

     NOW THEREFORE, in consideration of the mutual covenants herein contained and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. All references to Financial Investors Variable Insurance Trust in the Agreement are hereby changed to ALPS Variable Investment Trust, to reflect the new name of the Trust.

     2. All references to ALPS Distributors, Inc. in the Agreement are hereby deleted and replaced with reference to ALPS Portfolio Solutions Distributor, Inc., which hereby assumes the rights, duties and obligations of ALPS Distributors, Inc. under the Agreement, to reflect the new distributor of the Trust.

     3. The following is added to the end of Section 2.4 of Article II of the Agreement:

          The Company represents and warrants that it will adhere to its own policy intended to discourage shareholders from trading that could be detrimental to long-term shareholders of the Fund (the "Policy") and that the Policy complies with Rule 22c-2 under the 1940 Act. The aforesaid includes among other things, the monitoring of shareholder/participant trading activity and the restriction of shareholder/participant trading privileges at the sub-account level if warranted by the Fund.

     4. Section 6.1 of Article VI of the Agreement is hereby deleted and replaced in its entirety with the following:

          6.1 The Fund will pay no fee or other compensation to the Company under this Agreement except that: (1) for Class I and Class II shares of the Ibbotson Aggressive Growth ETF Asset Allocation Portfolio, Ibbotson Growth ETF Asset Allocation Portfolio, Ibbotson Balanced ETF Asset Allocation Portfolio, Ibbotson Income and Growth ETF Asset Allocation Portfolio and Ibbotson Conservative ETF Asset Allocation Portfolio, the Adviser may make payments to the Company or any distributor for the Contracts in an amount agreed to between the Adviser and the Company and as set forth under Schedule D; (2) for Class II and Class III shares only, the Distributor may, on behalf of the Fund, make payments as set forth in Schedule D to the Company or its broker-dealer affiliate out of the Fund's own assets pursuant to Rule 12b-1 under the 1940 Act in recognition of the distribution related activities provided by the Company on behalf of the Fund to Contract owners who allocate assets to the Class II or Class III Shares, and/or in recognition of the economies provided to the Fund as a result of personal services provided to Contract owners and/or the maintenance of Contract owner accounts by the Company utilizing an omnibus relationship and (3) for Class III shares only, the Distributor may, on behalf of the Fund, make payments as set forth in Schedule D to the Company out of the Fund's own assets pursuant to the terms of its Shareholder Service Plan for administrative services. Notwithstanding the foregoing, Company acknowledges that any compensation to be paid to Company or its broker-dealer affiliate by the Distributor with respect to (2) and (3) of this Section 6.1 is paid from proceeds paid to the Distributor by the Fund, and to the extent the Distributor does not receive such proceeds for any reason, including termination of a Rule 12b-1 or Shareholder Service Plan, the amounts payable to Company or its broker-dealer affiliate will be reduced accordingly.

     5. Schedule B of the Agreement is hereby deleted and replaced in its entirety with the new Schedule B attached hereto.

     6. Schedule D of the Agreement is hereby deleted and replaced in its entirety the new Schedule D attached hereto.

     7. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not herein defined shall have the meaning given to them in the Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment effective as of the date first written above.

FIRST SECUITY BENEFIT LIFE             ALPS VARIABLE INVESTMENT
INSURANCE AND ANNUITY                  TRUST (formerly, Financial Investors
COMPANY OF NEW YORK                    Variable Insurance Trust)

By:    DOUGLAS G. WOLFF                   By: THOMAS A. CARTER
       ----------------                       ----------------
Name:  Douglas G. Wolff                   Name:  Thomas A. Carter
Title: President                          Title: President

ALPS ADVISORS, INC.                    ALPS DISTRIBUTORS, INC.

By:    THOMAS A. CARTER                   By: DAVID T. BOHLER
       ----------------                       ---------------
Name:  Thomas A. Carter                   Name:  David T. Bohler
Title: President                          Title: Vice President

ALPS PORTFOLIO SOLUTIONS DISTRIBUTOR, INC.

By:    DAVID T. BOHLER
       ---------------
Name:  David T. Bohler
Title: Vice President

                            PARTICIPATION AGREEMENT

                                   SCHEDULE B

The Separate Account(s) shown on Schedule A may invest in the following Portfolios of the Fund.

ALPS VARIABLE INVESTMENT TRUST
Ibbotson Aggressive Growth ETF Asset Allocation Portfolio (Class I/Class II) Ibbotson Growth ETF Asset Allocation Portfolio (Class I/Class II)
Ibbotson Balanced ETF Asset Allocation Portfolio (Class I/Class II)
Ibbotson Income and Growth ETF Asset Allocation Portfolio (Class I/Class II) Ibbotson Conservative ETF Asset Allocation Portfolio (Class I/Class II) Ibbotson MVP ETF Portfolio (Class I/Class II/Class III)
ALPS/Alerian Energy Infrastructure Portfolio (Class I/Class III)

                            PARTICIPATION AGREEMENT

                                   SCHEDULE D

In consideration of the services performed pursuant to this Agreement and as set forth below the following fee/payment schedule shall apply.

ALL DESIGNATED PORTFOLIOS

NAME OF PORTFOLIO                             SHARE CLASS  12B-1   SHAREHOLDER
                                                            FEE    SERVICE FEE
--------------------------------------------  -----------  ------  ------------
Ibbotson Aggressive Growth ETF Asset
Allocation Portfolio                          Class I      None    None
--------------------------------------------  -----------  ------  ------------
                                              Class II      0.25%  None
--------------------------------------------  -----------  ------  ------------
Ibbotson Growth ETF Asset Allocation
Portfolio                                     Class I      None    None
--------------------------------------------  -----------  ------  ------------
                                              Class II      0.25%  None
--------------------------------------------  -----------  ------  ------------
Ibbotson Balanced ETF Asset Allocation
Portfolio                                     Class I      None    None
--------------------------------------------  -----------  ------  ------------
                                              Class II      0.25%  None
--------------------------------------------  -----------  ------  ------------
Ibbotson Income and Growth ETF Asset
Allocation Portfolio                          Class I      None    None
--------------------------------------------  -----------  ------  ------------
                                              Class II      0.25%  None
--------------------------------------------  -----------  ------  ------------
Ibbotson Conservative ETF Asset Allocation
Portfolio                                     Class I      None    None
--------------------------------------------  -----------  ------  ------------
                                              Class II      0.25%  None
--------------------------------------------  -----------  ------  ------------
Ibbotson MVP ETF Portfolio                    Class I      None    None
--------------------------------------------  -----------  ------  ------------
                                              Class II      0.25%  None
                                              -----------  ------  ------------
                                              Class III     0.25%         0.25%
                                              -----------  ------  ------------
ALPS/Alerian Energy Infrastructure Portfolio  Class I      None    None
--------------------------------------------  -----------  ------  ------------
                                              Class III     0.25%         0.25%
--------------------------------------------  -----------  ------  ------------

In accordance with each Fund's then current prospectus, all fees, if any, shall be paid based on the average daily net asset value of outstanding shares held by shareholders receiving services described in the Agreement. Such payments shall be computed daily and paid monthly in arrears. The determination of average daily net assets shall be made at the close of each Business Day.

IBBOTSON AGGRESSIVE GROWTH ETF ASSET ALLOCATION PORTFOLIO, IBBOTSON GROWTH ETF ASSET ALLOCATION PORTFOLIO, IBBOTSON BALANCED ETF ASSET ALLOCATION PORTFOLIO, IBBOTSON INCOME AND GROWTH ETF ASSET ALLOCATION PORTFOLIO AND IBBOTSON CONSERVATIVE ETF ASSET ALLOCATION PORTFOLIO ONLY

     TOTAL ASSETS             TOTAL ASSETS      REVENUE SHARING
   ATTRIBUTABLE TO           ATTRIBUTABLE TO     WILL BE PAID BY
    SHARES OF THE            SHARES OF THE        ADVISER AT AN
DESIGNATED PORTFOLIOS   DESIGNATED PORTFOLIOS    ANNUAL RATE OF
     HELD BY THE              HELD BY THE
    ACCOUNTS* FROM            ACCOUNTS* TO
----------------------  ----------------------  ----------------
$                0.00   $       249,999,999.99            0.125%
----------------------  ----------------------  ----------------
$      250,000,000.00   $       999,999,999.99            0.150%
----------------------  ----------------------  ----------------
$    1,000,000,000.00   $     2,249,999,999.99            0.175%
----------------------  ----------------------  ----------------
$    2,500,000,000.00                    above            0.200%
----------------------  ----------------------  ----------------

     - For purposes of this Schedule D, "Accounts" shall be defined as each separate account of the company named on Schedule A to this Agreement and each separate account of the Company's affiliate, Security Benefit Life Insurance Company ("SBL"), as identified on Schedule A under the separate participation agreement entered into by SBL, Fund, Distributor and Adviser. Such payments shall be computed daily and paid monthly in arrears. The determination of total assets attributable to shares of the Designated Portfolios held by the Accounts shall be made at the close of each Business Day. The foregoing revenue sharing payments will be made solely in connection with assets attributable to Shares of the Ibbotson Aggressive Growth ETF Asset Allocation Portfolio, Ibbotson Growth ETF Asset Allocation Portfolio, Ibbotson Balanced ETF Asset Allocation Portfolio, Ibbotson Income and Growth ETF Asset Allocation Portfolio and Ibbotson Conservative ETF Asset Allocation Portfolio.